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Exhibit 21

LIST OF COUNTRYWIDE FINANCIAL CORPORATION ENTITIES
as of December 31, 2007

Entity	Entity Type	State of Incorporation
Balboa Home Warranty Protection Company, Inc.	Corporation	California
Balboa Insurance Company	Corporation	California
Balboa Insurance Group, Inc.	Corporation	California
Balboa Life & Casualty LLC	Limited Liability Company	Delaware
Balboa Life Insurance Company	Corporation	California
Balboa Life Insurance Company of New York	Corporation	New York
Balboa Reinsurance Company	Corporation	Vermont
Balboa Reinsurance Company of South Carolina	Corporation	South Carolina
Balboa Warranty Services Corporation	Corporation	Vermont
Calabasas Commerce Center II Association	Non-Profit Corporation	California
CB Securities Holdings 1, Inc.	Corporation	Delaware
CB Securities Holdings 2, Inc.	Corporation	Delaware
CFC India Services Private Limited	Corporation	India
CFC International Capital Markets, Limited (fka CCM International Limited)	Company	United Kingdom
CFC International Mauritius Limited	Corporation	Mauritius
CFC International (Processing Services) Limitada	Limited Liability Company	Costa Rica
CHL Transfer Corp.	Corporation	Delaware
Countrywide Alternative Asset Management Inc. (fka CAA Management Inc. and CAI Management Inc.)	Corporation	Delaware
Countrywide Alternative Investments Inc.	Corporation	Delaware
Countrywide Asset Management Corp.	Corporation	California
Countrywide Bank, FSB	Federal Stock Savings Association	U.S.A
Countrywide Capital I	Business Trust/General	Delaware
Countrywide Capital II	Business Trust/General	Delaware
Countrywide Capital III	Business Trust/General	Delaware
Countrywide Capital IV	Business Trust/General	Delaware
Countrywide Capital IX	Business Trust/General	Delaware
Countrywide Capital Markets Asia (H.K.) Limited	Private Limited Company	Hong Kong
Countrywide Capital Markets Asia Ltd.	Corporation	Cayman Islands
Countrywide Capital Markets Asia Singapore Pte. Ltd.	Corporation	Singapore
Countrywide Capital Markets, Inc.	Corporation	California
Countrywide Capital V	Business Trust/General	Delaware
Countrywide Capital VI	Business Trust/General	Delaware
Countrywide Capital VII	Business Trust/General	Delaware
Countrywide Capital VIII	Business Trust/General	Delaware
Countrywide Commercial Administration LLC	Limited Liability Company	Delaware
Countrywide Commercial JPI LLC	Limited Liability Company	Delaware

Countrywide Commercial Mortgage Capital, Inc.	Corporation	Delaware
Countrywide Commercial Real Estate Finance, Inc.	Corporation	California
Countrywide Derivative Products Inc.	Corporation	Delaware
Countrywide Field Services Corporation	Corporation	California
Countrywide Financial Holding Company, Inc.	Corporation	Delaware
Countrywide GP, Inc. (general partner of Countrywide Home Loans Servicing LP)	Corporation	Nevada
Countrywide Hillcrest I, Inc.	Corporation	California
Countrywide Home Loans of Minnesota, Inc.	Corporation	Minnesota
Countrywide Home Loans of Tennessee, Inc.	Corporation	Tennessee
Countrywide Home Loans of Texas, Inc.	Corporation	Texas
Countrywide Home Loans Servicing LP	Limited Partnership	Texas
Countrywide Home Loans, Inc.	Corporation	New York
Countrywide Insurance Services of Texas, Inc.	Corporation	Texas
Countrywide Insurance Services, Inc.	Corporation	Arizona
Countrywide Insurance Services, Inc.	Corporation	California
Countrywide International Consulting Services, LLC	Limited Liability Company	Delaware
Countrywide International GP Holdings, LLC	Limited Liability Company	Delaware
Countrywide International Holdings, Inc.	Corporation	Delaware
Countrywide International Technology Holding Limited	Company	Island of Guernsey
Countrywide Investment Services, Inc.	Corporation	Virginia
Countrywide JV Technology Holdings Limited	Company	Island of Guernsey
Countywide KB Home Loans, LLC	Limited Liability Company	Delaware
Countrywide LFT LLC	Limited Liability Company	Delaware
Countrywide LP, Inc. (limited partner of Countrywide Home Loans Servicing LP)	Corporation	Nevada
Countrywide Management Corporation	Corporation	Delaware
Countrywide Mortgage Ventures, LLC	Limited Liability Company	Delaware
Countrywide Portfolio Accounting Services Inc.	Corporation	Delaware
Countrywide Securities Corporation	Corporation	California
Countrywide Servicing Exchange	Corporation	California
Countrywide Sunfish Management LLC	Limited Liability Company	Delaware
Countrywide Tax Services Corporation	Corporation	California
Countrywide Warehouse Lending	Corporation	California
CSC Futures Inc.	Corporation	California
CTC Real Estate Services	Corporation	California
CW (UK) Services Limited	Company	United Kingdom
CW Securities Holdings, Inc.	Corporation	Delaware
CW TechSolutions Limited	Company	United Kingdom
CW UKTechnology Limited	Company	United Kingdom
CWABS II, Inc.	Corporation	Delaware
CWABS, Inc.	Corporation	Delaware
CWALT, Inc.	Corporation	Delaware

CWB Community Assets, Inc.	Corporation	Delaware
CWB Mortgage Ventures, LLC	Limited Liability Company	Delaware
CWB Venture Management Corporation	Corporation	Delaware
CWHEQ, Inc.	Corporation	Delaware
CWIBH, Inc.	Corporation	Delaware
CWMBS II, Inc.	Corporation	Delaware
CWMBS, Inc.	Corporation	Delaware
CWRBS, Inc.	Corporation	Delaware
Directnet Insurance Agency of Arizona, Inc.	Corporation	Arizona
Directnet Insurance Agency, Inc.	Corporation	New York
Effinity Financial Corporation	Corporation	Delaware
GHL Mortgage Originations Limited	Company	United Kingdom
GHL Mortgage Services Limited	Company	United Kingdom
GHL Payment Transmission Limited	Company	United Kingdom
GHL Services Limited	Company	United Kingdom
GHL Technology Limited Partnership	Limited Partnership	England
Global Home Loans Limited	Company	United Kingdom
GlobaLoans International Technology Limited Partnership	Limited Partnership	England
GlobaLoans JV Limited Partnership	Limited Partnership	England
HLTV Securitization Corporation	Corporation	Delaware
LandSafe Appraisal Services, Inc.	Corporation	California
LandSafe Credit, Inc.	Corporation	California
LandSafe Flood Determination, Inc.	Corporation	California
LandSafe Services of Alabama, Inc.	Corporation	Alabama
LandSafe Services, Inc.	Corporation	Pennsylvania
LandSafe Title Agency of Ohio, Inc.	Corporation	Ohio
LandSafe Title of California, Inc.	Corporation	California
LandSafe Title of Florida, Inc.	Corporation	Florida
LandSafe Title of Maryland, Inc.	Corporation	Maryland
LandSafe Title of Texas, Inc.	Corporation	Texas
LandSafe Title of Washington, Inc.	Corporation	Washington
LandSafe, Inc.	Corporation	Delaware
Meritplan Insurance Company	Corporation	California
Newport E&S Insurance Company	Corporation	Texas
Newport Insurance Company	Corporation	Arizona
Newport Management Corporation	Corporation	California
Park Granada LLC	Limited Liability Company	Delaware
Park Monaco Inc.	Corporation	Delaware
Park Sienna LLC	Limited Liability Company	Delaware
ReconTrust Company	Corporation	Nevada
ReconTrust Company, National Association	National Trust Bank	U.S.A.
The Countrywide Foundation	Non-Profit Corporation	California
Trusite Real Estate Services, Inc.	Corporation	California

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  Exhibit 21
LIST OF COUNTRYWIDE FINANCIAL CORPORATION ENTITIES as of December 31, 2007